                                                                   EXHIBIT 10.51

THIS DEBENTURE HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE 1933 ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS, OR AFTER RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, IS THEN AVAILABLE.




                          NON-NEGOTIABLE, SUBORDINATED
                                    DEBENTURE


$6,401,986.00                                                       MAY 27, 1998


     FOR VALUE RECEIVED, the undersigned, PSC ACQUISITION CORP., a Delaware corporation ("PSC"), and PSC MANAGEMENT CORP., a Delaware corporation ("PSC MANAGEMENT") (PSC and PSC Management are together referred to herein as "MAKER"), jointly and severally promise to pay to KURZMAN & EISENBERG, LLP (the "AGENT"), as agent for the Sellers (as hereinafter defined) at One North Broadway, 10th Floor, White Plains, New York 10601, the principal sum of SIX MILLION FOUR HUNDRED ONE THOUSAND NINE HUNDRED EIGHTY SIX AND 00/100 DOLLARS ($6,401,986.00), in lawful money of the United States, with simple interest payable (in accordance with Section 1 below) on the outstanding principal balance of this debenture ("DEBENTURE") at a rate of 6% per annum through maturity.

     This Debenture is made and entered into pursuant to that certain Stock Purchase Agreement dated as of May 27, 1998 (the "STOCK PURCHASE AGREEMENT"), by and among, PSC, Physicians' Specialty Corp. ("PARENT"); and Lee Eisenberg, M.D., Robert Green, M.D., Steven Sacks, M.D., Hyman Ryback, M.D., Wayne Eisman, M.D., Dan Moskowitz, M.D., Richard Rosenberg, M.D., Gary Fishman, M.D., Marie Valdez, M.D., Frank Shechtman, M.D., Michael Bergstein, M.D. and Steven Kase, M.D. (collectively, the "SELLERS").

     As used herein, the term "New York MSA" shall refer to a certain Management Services Agreement of even date herewith between PSC Management and ENT Associates, LLP, a New York limited liability partnership ("New York NEWCO"); and the term "NEW JERSEY MSA" shall refer to a certain Management Services Agreement of even date herewith between PSC Management and ENT Associates of New Jersey, P.C., a New Jersey professional corporation ("NEW JERSEY NewCo"). The New York MSA and New Jersey MSA are collectively referred to as the "MSAs" and singularly as an "MSA".




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     1. INTEREST PAYMENTS. Maker shall make interest payments to Agent at the aforesaid rate on a quarterly basis commencing August 27, 1998, and continuing on each November 27, February 27, May 27, and August 27 thereafter, with the final payment of accrued interest being due and payable on May 27, 2003 (the "MATURITY DATE") together with the then outstanding principal balance of this Debenture. Interest shall be computed based on a 365-day year and shall be paid for the actual number of days elapsed. If any payment required hereunder becomes due and payable on a Saturday, Sunday or legal holiday or a day on which banking institutions are authorized to close in the State of New York, the maturity of such payment shall be extended to the next succeeding business day and interest shall continue to accrue and shall be payable at the rate per annum herein specified during such extension.

     2. PAYMENT OF PRINCIPAL. The entire principal balance of this Debenture shall be due and payable on the Maturity Date.

     3. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" under this Debenture shall mean and include any of the following:

        (a) Maker shall fail to make any payment of interest hereunder, which failure continues unremedied for a period of 30 days following the Agent's delivery of written notice to Maker stating that such payment was not paid when due hereunder;

        (b) Maker shall fail to make any payment of principal due hereunder, which failure continues unremedied for a period of 15 days following the Agent's delivery of written notice to Maker stating that such payment was not paid when due hereunder; or

        (c) PSC Management shall fail to pay to New York NewCo or New Jersey NewCo any amounts that are due and owing pursuant to Section 5.1 of the New York MSA or Section 5.1 of the New Jersey MSA (subject, however, to PSC Management's right of offset as set forth in the MSAs), and such failure shall continue unremedied for a period of 15 days following the Agent's delivery of written notice to Maker stating that such payment was not paid when due thereunder.

Upon the occurrence and during the continuance of an Event of Default under this Debenture, all amounts then remaining unpaid on this Debenture may be declared by the Agent to be immediately due and payable.

     4. NON-NEGOTIABILITY. This Debenture is non-negotiable.

     5. SUBORDINATION.

        (a) SUBORDINATION OF SUBORDINATED DEBT TO SENIOR INDEBTEDNESS. By accepting this Debenture, Agent agrees that all payments of principal, interest or other amounts that become due and payable from time to time under or in respect of this Debenture (such principal, interest and other amounts, collectively, "SUBORDINATED DEBT") are subordinate in right of payment and collection to the payment in full in cash or cash equivalents of the




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following (collectively, "SENIOR INDEBTEDNESS"):

            i. all obligations and liabilities at any time owed by Parent or either Maker under or in respect of debt financing with one or more banks or other institutional lenders for general corporate needs of, or for the financing of acquisitions by, Maker or Parent, whether secured or unsecured, now existing or hereinafter incurred, direct or indirect and howsoever evidenced, including, without limitation, any and all liabilities and obligations now or hereafter owing by (A) the Parent to NationsBank, N.A. under or in connection with that certain Credit Agreement dated as of April 30, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") between the Parent and NationsBank, N.A., or any other document, instrument or agreement executed by the Parent in connection with the Credit Agreement, and (B) either Maker to NationsBank, N.A. under the Guaranty (including any amendment or restatements thereof) executed by such Maker in connection with the Credit Agreement; and

            ii. all interest (including without limitation any interest which, but for the filing by or against the Maker or Parent of a petition in bankruptcy, would accrue on any of the foregoing whether or not recoverable by the holder of such obligation or liability from the Parent, Maker or its estate under 11 U.S.C. ss. 506), fees, charges, expenses and attorney's fees for which the Parent or Maker is now or hereafter becomes liable to pay to any holder of Senior Indebtedness under any agreement or by law.

        (b) RIGHT TO RECEIVE PAYMENTS PRIOR TO EVENT OF DEFAULT. Except as provided in the immediately following paragraph of this Section 5(b), Maker shall not make, and the Agent shall not accept, any payment with respect to, or on account of, any Subordinated Debt.

     Maker may pay, and Agent may receive, regularly scheduled payments of interest and principal on this Debenture if (i) Agent has not received from the holders of Senior Indebtedness (or their authorized representatives) holding in excess of 50% of the principal amount of Senior Indebtedness (collectively, the "MAJORITY SENIOR DEBT HOLDERS") written notice that an event of default has occurred and is continuing under any of the respective agreements, documents or instruments evidencing the respective Senior Indebtedness held by such Majority Senior Debt Holders (a "DEFAULT NOTICE"), or (ii) having received a Default Notice, all events of default which resulted in the giving of such Default Notice are either cured to the satisfaction of, or waived in writing by, the holders of the Senior Indebtedness under whose documents such event of default occurred. Agent acknowledges on its behalf and on behalf of the Sellers that the subordination agreed to herein is a material inducement for Maker to execute and deliver this Debenture.




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        (c) RIGHT TO PRESERVE CLAIMS. Notwithstanding the foregoing, the Agent and Sellers shall have the right, exercisable not more than thirty (30) days prior to the expiration of any applicable statute of limitations or notice of claim filing period affecting any claim Agent or Sellers may have relating to this Debenture, the Guaranty (defined below) or the Security Agreement (defined below), to take such action as shall be reasonably required to avoid the expiration of such statute of limitations or the waiving of any claim in any proceeding of a Maker or Parent affecting Agent's or any Seller's rights (but in so doing, the Agent and Sellers are otherwise subject to the terms and conditions of this Debenture, it being the intention of the parties hereto that the Agent and Sellers be entitled to take only such action necessary to preserve a claim which would be barred by the statute of limitations or claim filing period if such action was not taken).

     6. PREPAYMENT. The outstanding principal balance of this Debenture and interest accrued thereon, may be prepaid in whole or in part at any time without premium or penalty and without payment of unearned interest upon not less than ten (10) days prior written notice to the Agent. All prepayments shall be applied first to accrued but unpaid interest, and then to the outstanding balance of this Debenture.

     7. RIGHT OF OFFSET. Any amounts owing to Parent or Maker by Sellers, or any of them, under the Stock Purchase Agreement or by New York NewCo or New Jersey NewCo under either of the MSAs which are not paid when due under such agreements, may be offset against any amounts due Agent under this Debenture pursuant to the procedures, and subject to the limitations, set forth in Section
7.7 or 8.6 of the Stock Purchase Agreement or Section 5.1(b) of the respective MSAs.

     8. SECURITY. This Debenture is (a) secured by a security interest in the favor of Agent, as collateral agent, in the furniture, fixtures and equipment acquired in connection with the acquisition pursuant to the Stock Purchase Agreement of ENT Associates Acquisition Corp., Chestnut ENT Acquisition Corp., and Green & Sacks Acquisition Corp., (collectively, the "Corporations") as evidenced by that certain Security Agreement dated of even date herewith by and between PSC Management Corp. and Agent (the "SECURITY AGREEMENT") and (b) guaranteed by Parent pursuant to the attached Guaranty (the "GUARANTY").

     9. STANDSTILL PROVISION.

        (a) STANDSTILL BY AGENT UPON RECEIPT OF DEFAULT NOTICE BY MAJORITY SENIOR DEBT HOLDERS. Agent agrees that if the Agent shall have received a Default Notice, Agent shall not, unless otherwise agreed in writing by the Majority Senior Debt Holders, exercise any of its rights and remedies against Maker or Parent under this Debenture or the Security Agreement or the collateral pledged to Agent under the Security Agreement, for a period (a "STANDSTILL PERIOD") of not less than one-hundred and eighty (180) days after receipt of such Default Notice. Without limiting the foregoing, during any such Standstill Period, (i) Agent agrees that it shall not make demand upon Maker or Parent for the outstanding indebtedness, accelerate the indebtedness evidenced by this Debenture, sue for, take, receive, possess, setoff or



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in any other manner realize upon its collateral or exercise its rights or remedies under or in respect of this Debenture, the Security Agreement or the Guaranty against Maker or Parent or any other individual or entity in respect of the foregoing, and (ii) Agent, Sellers, New Jersey NewCo and New York NewCo shall not exercise any right or remedy against Parent or PSC Management which may arise under either of the MSAs as a result of the Makers' or Parent's failure to pay principal or interest or other charges when due under this Debenture or the Guaranty. Agent acknowledges on its behalf and on behalf of all Sellers, New York NewCo and New Jersey NewCo that the standstill agreed to herein is a material inducement for Maker to execute and deliver this Debenture.

        (b) MULTIPLE DEFAULT NOTICES AND STANDSTILL PERIODS. If a Default Notice has been given pursuant to Section 9(a), no subsequent Default Notice may be given by the same or other holders of Senior Indebtedness to result in a new Standstill Period until at least thirty (30) days after the last day of the Standstill Period resulting from such prior Default Notice. No event of default in respect of which a Default Notice has been given may be made the basis of the giving of another Default Notice (unless such event of default was cured or waived but subsequently occurred again). Notwithstanding any provision to the contrary contained in this Debenture, the Guaranty or the Security Agreement, if an Event of Default under this Debenture remains uncured at the end of a Standstill Period resulting from a Default Notice, then no subsequent Default Notice shall suspend, waive or revoke any action taken, or prohibit or limit in any manner Agent, Sellers, New York NewCo or New Jersey NewCo from pursuing following the end of such Standstill Period any and all remedies that may be available to any of them, against PSC Management, Parent or any other person or entity under or in connection with either MSA as a result of the uncured Event of Default under this Debenture.

     10. TURNOVER OF PROHIBITED TRANSFERS. If the Agent shall receive any payment or other transfer of property which it is not entitled to receive or accept under the terms hereof, the Agent shall forthwith pay or otherwise transfer such payment or property over to the holders of Senior Indebtedness or their authorized representatives, ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms in cash or cash equivalents; provided that, for such purpose, Agent shall be entitled to rely upon a written notice from each holder of Senior Indebtedness (or its authorized representative) setting forth the amount of Senior Indebtedness held by such holder. The Agent irrevocably authorizes any holder of Senior Indebtedness (or its authorized representatives) to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or property shall be held by the Agent in trust for the benefit of the holders of Senior Indebtedness and shall not be commingled with other funds or property of the Agent.

     11. SPECIFIC PERFORMANCE. In addition to any other remedies available to any holder of any Senior Indebtedness hereunder or otherwise, if at any time the Agent fails to comply with any provision of this Debenture that inures to the benefit of any such holder, such holder of Senior Indebtedness (or its authorized representative) may demand specific performance of such term of this Debenture. The Agent hereby irrevocably waives any defense based on the adequacy




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of a remedy at law that might be asserted as a bar to such remedy of specific performance. If the Agent, in violation of this Debenture, shall institute or participate in any action, suit or proceeding against the Maker, the Maker may interpose as a defense or dilatory plea this Debenture and any holder of Senior Indebtedness is irrevocably authorized to intervene and to interpose such defense or plea in the Maker's name.

     12. DEFAULT INTEREST. If any payment of principal or interest is not paid within three (3) days of when due, whether due by acceleration or otherwise, such past due payment shall bear interest from the due date for such payment until paid at an annual interest rate equal to the rate of interest as announced or published from time to time by NationsBank, N.A. as its prime commercial lending rate, plus four (4) percentage points per annum, and such interest shall be due and payable upon demand by Agent.

     13. VALIDITY OF SUBORDINATED DEBT. This Debenture defines the relative rights of the Maker, Agent and the holders of the Senior Indebtedness. Nothing in this Debenture shall impair, as between the Maker and the Agent, the obligation of the Maker, which is absolute and unconditional, to pay this Debenture in accordance with its terms, except as payment thereof may be postponed or otherwise directed in accordance with this Debenture. Nothing in this Debenture shall impair, as between the Parent and the Agent, the obligation of the Parent under the Guaranty, which is absolute and unconditional, to pay this Debenture in accordance with its terms, except as payment thereof or remedies thereunder may be postponed or suspended or otherwise directed in accordance with this Debenture or the Guaranty.

     14. GENERAL PROVISIONS.

        (a) NOTICES. Any notice under this Debenture shall be in writing, and shall be delivered either (i) by hand, (ii) by certified United States mail, return receipt requested, or (iii) by a commercial delivery service guaranteeing overnight delivery, in any event with postage and delivery charges prepaid. Such notice shall be deemed to have been duly given on receipt if delivered by hand or by overnight carrier, or five (5) business days following the date of deposit in an official depository of the United States mail if mailed by certified mail. All notices shall be mailed or delivered, as aforesaid, addressed as follows:

            To Maker:         PSC Management Corp.
                              1150 Lake Hearn Drive
                              Suite 600
                              Atlanta, Georgia 30342
                              Attn: President

            With a copy to:   Richard H. Brody
                              Troutman Sanders LLP
                              600 Peachtree Street N.E.
                              Suite 5200
                              Atlanta, Georgia 30308




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            To Agent:         Paying Agent

                              Kurzman & Eisenberg, LLP
                              One North Broadway, 10th Floor
                              White Plains, New York 10601
                              Attn:  Joel S. Lever

            With a copy to:   Kurzman & Eisenberg, LLP
                              One North Broadway, 10th Floor
                              White Plains, New York 10601
                              Attn:  Joel S. Lever

     Agent or Maker may change the address or addresses to which notice is to be delivered to it by notifying the other party of the new address or addresses in the manner provided herein for the giving of notices and such changes of address shall be effective five (5) business days after such notice is given.

        (b) SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Debenture shall bind and inure to the benefit of the respective successors, assigns, heirs, administrators or other legal representatives of Maker and Agent.

        (c) NON-WAIVER OF REMEDIES. No delay or failure on the part of Agent or Maker in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or Maker of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        (d) WAIVER OF PRESENTMENT, ETC. Maker hereby waives presentment, demand, notice of dishonor, protests and all other notices other than those expressly provided by the provisions of this Debenture.

        (e) AMENDMENT; WAIVER. This Debenture and any of its terms may be altered or waived only by a written instrument signed by Maker and Agent; provided, however, that any alteration or amendment of the provisions of Sections 1, 2(a), 5 or 9 hereof, or any other provisions hereof that inures to the benefit of any holder of the Senior Indebtedness, shall not be effective with respect to such holder unless consented to by such holder. Forbearance by the Agent in exercising its right to accelerate the maturity of this Debenture shall not constitute a waiver of Agent's right to do so at any time with respect to any subsequent Event of Default. No cure by Maker shall limit or restrict the rights or remedies of the Agent as to subsequent Events of Default.

        (f) HEADINGS, CONSTRUCTION. The descriptive section headings in this Debenture are for convenience only and shall not be construed as part hereof. If any of the provisions of this Debenture shall be unlawful, void or for any reason unenforceable, they shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Debenture.




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        (g) GOVERNING LAW. This Debenture and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to such state's conflicts of law rules.

        (h) APPLICATION OF PAYMENTS. All amounts paid to Agent with respect to this Debenture are to be applied first to any accrued and unpaid interest then to the outstanding principal balance of this Debenture.

        (i) COSTS OF COLLECTION. Time is of the essence of this Debenture. If Maker fails to promptly pay any amount required to be paid by this Debenture when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, or any other costs are incurred by Agent in connection with the collection of the same, then Maker agrees and promises to pay all such costs of collection, including reasonable attorney's fees and court costs, whether or not a lawsuit is brought, and all such costs shall be secured by the Security Agreement and guaranteed by the Guaranty.

        (j) INTEREST. Notwithstanding any provision to the contrary contained in this Debenture or the Security Agreement, the total obligation for payments which are legally regarded as interest shall not exceed the maximum limits imposed by applicable state and federal laws in effect on the date hereof, and if any payment in excess of said limits is provided for, or shall be adjudicated to be provided for, in this Debenture or the Security Agreement, then in any such event (i) the provisions of this paragraph shall govern and control and supersede every other provision of this Debenture and the Security Agreement,
(ii) neither Maker nor its successors, legal representatives or assigns, nor any other party liable for the payment of any sum due pursuant to this Debenture or the Security Agreement shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (iii) any such excess interest which may have been collected shall, at the option of the Agent, either be applied as a credit against the then unpaid principal amount of this Debenture or refunded to Maker, and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable state and federal laws in effect on the date hereof.

        (k) CONSENT TO JURISDICTION. Each Maker hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of all legal proceedings arising out of or relating to this Debenture.

        (l) BINDING EFFECT OF DEBENTURE. Any individual or entity on whose behalf the Agent is acting, whether as paying agent or otherwise, acknowledges and agrees that by accepting the benefits of this Debenture, such individual or entity shall be bound by and subject to the terms hereof, including without limitation the terms of Sections 5 and 9 hereof, as if such individual or entity were the "Agent."




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        (m) AGENCY. All notices, demands and remedies asserted in connection with this Debenture on behalf of the Sellers (New Jersey NewCo or New York NewCo) shall be asserted solely by Agent, as agent for the Sellers, and not by the Sellers or New York NewCo or New Jersey NewCo, individually. Maker, Parent and all holders of Senior Indebtedness shall be entitled to rely on all notices, consents, waivers and actions taken by Agent in its capacity as agent for the Sellers hereunder, and by accepting the benefits of this Debenture, each Seller agrees that all such actions taken by Agent hereunder shall be binding on such Seller.

        (n) SUCCESSORS TO AGENT. Upon notice to Maker, the Seller's may replace the Agent with another person or entity and such replacement Agent shall thereupon become vested with all of the benefits in respect thereof granted to the Agent herein or otherwise. Upon any such replacement, all references in this Agreement to the Agent shall mean any replacement of the Agent.







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     IN WITNESS WHEREOF, each Maker has executed, or has caused this Debenture to be executed in its corporate name, by and through its duly authorized officer, as of the day and year first above written.

                                        PSC ACQUISITION CORP.,
                                        a Delaware corporation


                                        By:/s/ Richard D. Ballard
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        PSC MANAGEMENT CORP.,
                                        a Delaware corporation


                                        By:/s/ Richard D. Ballard
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------








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                                    GUARANTY

                        THIS GUARANTY IS ATTACHED TO AND
                      IS AN INTEGRAL PART OF THE FOREGOING
                     NON-NEGOTIABLE, SUBORDINATED DEBENTURE
              HAVING AN ORIGINAL PRINCIPAL AMOUNT OF $6,401,986.00
                               DATED MAY 27, 1998
                BY PSC ACQUISITION CORP. AND PSC MANAGEMENT CORP.
                              IN FAVOR OF THE AGENT
                         NAMED THEREIN (THE "DEBENTURE")

     The undersigned, PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("PARENT") and the parent of PSC Acquisition Corp. and PSC Management Corp. (together, "MAKER") hereby unconditionally and irrevocably guarantees to Agent the full, prompt and faithful performance by Maker of all obligations to be performed by Maker under the foregoing Debenture, including, but not limited to, the payment of all sums by Maker pursuant to the Debenture. This guaranty shall be a guaranty of payment and not merely of collection, and shall be unaffected by any subsequent modification or amendment of the Debenture whether or not Parent has knowledge of or consented to such modification or amendment. In the event that Maker fails to fully perform its obligations under the Debenture in accordance with their terms or pay all or any part of any sums when due pursuant to the Debenture, Parent will perform all such obligations in accordance with their terms and immediately pay or deliver to Agent the amount due and unpaid, as the case may be, by Maker. In the event of bankruptcy, termination, liquidation or dissolution of either Maker, this unconditional guaranty shall continue in full force and effect. In the event of any extension of time for payment or performance or other modification of any guaranteed obligation, or any waiver thereof or other compromise or indulgence with respect thereto or any release or impairment of any security for any such obligation, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, no notice to, or consent of, Parent shall be required.

     Agent, by accepting this Guaranty, agrees that all payments from time to time due and payable under this Guaranty are subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (as defined in the Debenture) of Parent, whether such Secured Indebtedness is a direct obligation of Parent or is guaranteed by Parent; provided however, that Parent may pay and Agent may receive payments pursuant to this Guaranty at any time when Maker is permitted to make payments to Agent in accordance with the provisions of the Debenture. Agent acknowledges that the subordination agreed to herein is a material inducement for Parent to execute and deliver this Guaranty.

     In consideration for the guarantee given by Parent to Agent hereunder, Agent agrees that Agent shall not exercise any of its rights and remedies against Parent under this Guaranty or against Maker or the collateral granted to Agent under the Security Agreement, or against Parent under either MSA, except in accordance with Paragraph 9 of the Debenture. Without limiting the foregoing, Agent agrees that it shall not make demand upon Parent pursuant to this Guaranty




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

or otherwise for the outstanding indebtedness, accelerate the indebtedness or sue for, take, receive, possess, setoff or in any other manner realize upon its collateral or exercise its rights or remedies against Parent under this Guaranty, during any Standstill Period. Agent acknowledges that the standstill agreed to herein is a material inducement for Parent to execute and deliver this Guaranty.

     Parent hereby waives (i) promptness and diligence in collection; (ii) notice of acceptance and notice of the incurrence of any obligation by Maker;
(iii) all other notices, demands and protests of every kind in connection with the enforcement of the obligations of Parent hereunder, the omission of or delay of which, but for the provisions hereof, might constitute grounds for relieving Parent of its obligations hereunder; (iv) the right to a trial by jury of any dispute arising under, or relating to, this Guaranty; (v) any right or claim of right to cause a marshaling of Maker's assets or to cause the Agent to proceed against any security for the Debenture before proceeding against Parent hereunder; and (vi) any requirement that Agent protect, secure, perfect or insure any security interest or lien in or on any property subject thereto or exhaust any right or take any action against Maker or any other person or any collateral as a precondition to Agent's right to enforce this Guaranty in accordance with its terms. Without limiting the generality of the foregoing, Parent hereby waives any defense to this Guaranty which may arise by reason of
(A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or entity, (B) the failure of Agent to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any person or entity, or (C) any defense based upon an election of remedies by Agent.

     All terms used herein and not defined herein shall have the meanings given to such terms in the Debenture.

     IN WITNESS WHEREOF, Parent has caused this Guaranty to be executed in its corporate name, by and through its duly authorized officer, as of the 27 day of May, 1998.

                                        PHYSICIANS' SPECIALTY CORP.,
                                        a Delaware corporation


                                        By: /s/ Richard D. Ballard
                                           -------------------------------------
                                        Title: Chief Executive Officer
                                              ----------------------------------







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